TELEDYNE, INC.

              EXECUTIVE DEFERRED COMPENSATION PLAN

                        AMENDMENT 1995-2


     WHEREAS, Teledyne, Inc. (the "Company") maintains the
Teledyne, Inc. Executive Deferred Compensation Plan (the "Plan");

     WHEREAS, Section 10.5 of the Plan gives the Chief Operating
Officer of the Company the power to amend the Plan; and

     WHEREAS, it has been determined that it is necessary to amend the Plan;

     NOW, THEREFORE:

     Section 4.1 of the Plan is hereby amended by the addition of the following Section 4.1.7 at the end thereof:

          "4.1.7  Extension of Election Deadline.
                  ------------------------------
     Notwithstanding the foregoing provisions of this
     Section 4.1, the Committee may extend the deadline for filing elections set forth in Sections 4.1.3, 4.1.4 and
     4.1.5 from December 1 of a particular calendar year to such later date in December of that calendar year as the Committee shall determine. The Committee shall give notice of such extension to all Eligible Employees."

     The foregoing shall become effective on the date of execution of this amendment to the Plan.

     IN WITNESS WHEREOF, the President and Chief Operating
Officer of the Company has executed this amendment this 4th day of December, 1995.



                                   ______________________
                                   Donald B. Rice
                                   President and
                                   Chief Operating Officer